Exhibit 10.6

GENERAL RELEASE AND AGREEMENT

            This GENERAL RELEASE AND AGREEMENT (hereinafter the “Release”) is made and entered into this 7th day of September, 2011, by and between VISHAY INTERTECHNOLOGY, INC. (“Vishay”) and Lior E. Yahalomi (“Employee”).

           1.           Background. The parties hereto acknowledge that this Release is being entered into pursuant to the terms of the Agreement between Vishay and Employee dated August 17, 2011 (the “Agreement”).  As used in this Release, any reference to Vishay shall include its predecessors and successors and, in their capacities as such, all of its present, past, and future affiliates, subdivisions and subsidiaries and all of its and their directors, officers, employees, attorneys, insurers, agents and assigns; and any reference to Employee shall include, in their capacities as such, his or her attorneys, heirs, administrators, representatives, agents and assigns.

           2.           General Release.

                           (a)            Employee, for and in consideration of the special severance and other termination benefits offered to him by Vishay specified in the Agreement and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE Vishay, of and from any and all causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which Employee ever had, now has, or hereafter may have or which Employee’s heirs, executors or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of Employee’s employment with Vishay to the date of this Release, and particularly, but without limitation, any claims arising from or relating in any way to Employee’s employment or the termination of Employee’s employment relationship with Vishay, including, but not limited to, any claims arising under any federal, state, or local laws, including Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., (“Title VII”), the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq. (“the ADEA”), the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq. (“ADA”), Employee Retirement Income Security Act of 1974, as amended 29 U.S.C. § 301, et seq., as amended (“ERISA”), the Pennsylvania Wage Payment and Collection Law, Pa. Stat. Ann. tit. 43 §§ 260.1-260.11a (“WPCL”), the Pennsylvania Human Relations Act, 43 P.S. § 951 et seq. (the “PHRA”), and any and all other federal, state or local laws, regulations, ordinances or public policies and any common law claims now or hereafter recognized, including claims for wrongful discharge, slander and defamation, as well as all claims for counsel fees and costs.

                      (b)            By signing this Release, Employee represents that Employee has not commenced any proceeding against Vishay in any forum (administrative or judicial) concerning Employee’s employment or the termination thereof.  Employee further acknowledges that the termination of Employee’s employment does not give rise to any claim or right to notice, or pay or benefits in lieu of notice under the WARN Act.  In the event any WARN Act issue does exist or arises in the future, Employee agrees and acknowledges that the payments and benefits set forth in the Agreement shall be applied to any compensation or benefits in lieu of notice required by the WARN Act, provided that any such offset shall not impair or affect the validity of any provision of this Release or the Agreement.

                      (c)            Employee agrees that in the event of a breach of any of the terms of this Release, Vishay shall be entitled to recover reasonable attorneys’ fees and costs in an action to prosecute such breach, in addition to compensatory damages, and may cease to make any payments then due under the Agreement.

                      (d)           Anything herein to the contrary notwithstanding, neither party is released from any obligations under the Agreement and Employee acknowledges that Vishay’s obligations under the Agreement and this Release are the only obligations of Vishay or its affiliates in connection with the termination of Employee’s service with Vishay.  This Release does not terminate, alter or affect Employee’s rights under any plan or program of Vishay in which Employee may participate and under which Employee is due a benefit, except as otherwise provided by the Agreement.  Except as otherwise provided by the Agreement, Employee’s participation in such plans or programs will be governed by the terms of such plans and programs.

                      (e)            Employee agrees and acknowledges that this Release is not and shall not be construed to be an admission by Vishay of any violation of any federal, state or local statue, ordinance, regulation or of any duty owed by Vishay to Employee.

                      (f)           In consideration of the mutual covenants, promises and agreements of the parties under this Agreement and intending to be legally bound, Vishay does hereby REMISE, RELEASE AND FOREVER DISCHARGE Employee of and from any and all causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which Vishay ever had, now has, or hereafter may have or which Vishay’s successors and assigns may have by reason of any matter, cause or thing whatsoever, other than those arising from Employee’s fraud or willful misconduct, from the beginning of Employee’s employment with Vishay to the date of this Release.

            4.           Indemnity.

                      (a)            This Release shall not release Vishay or any of its insurance carriers from any obligation it or they might otherwise have to defend and/or indemnify Employee and hold harmless any other director or officer and Vishay affirms its obligation to provide indemnification to Employee as a director, officer or former director or officer of Vishay, as set forth in Vishay’s bylaws and charter documents, which obligations shall not be less than as currently provided in such documents.

                      (b)            Subject to payment of the compensation described in the Agreement, Employee agrees that Employee will personally provide reasonable assistance and cooperation of no more than 10 hours per month to Vishay in activities related to the prosecution or defense of any pending or future lawsuits or claims involving Vishay.

           5.           General.

                      (a)            Employee acknowledges and agrees that he has twenty-one (21) days to consider this Release, and that Employee has been advised by Vishay, in writing, to consult with his attorney before signing this Release, and that Employee had discussed this matter with his attorney before signing it.  Employee further acknowledges that Vishay has advised him that he may revoke this Release for a period of seven (7) calendar days after it has been executed, with the understanding that Vishay has no obligations under this Release until the seven (7) day period has passed.  If the seventh day is a weekend or national holiday, Employee will have until the next business day to revoke.  Any revocation must be in writing and received by Vishay at its facility located at Vishay Intertechnology, Inc., 63 Lancaster Avenue, Malvern, PA 19355-2143.

                           (b)           Employee has carefully read and fully understands all of the provisions of the Notice, this Release and the Agreement which set forth the entire agreement between him and Vishay, and he acknowledges that he has not relied upon any representation or statement, written or oral, not set forth in this document.

                      (c)            This Release is made in the Commonwealth of Pennsylvania and shall be interpreted under the laws thereof.  Its language shall be construed as a whole, to give effect to its fair meaning and to preserve its enforceability.

                      (d)            Employee agrees that any breach of this Release by Employee will cause irreparable damage to Vishay and that in the event of such breach Vishay shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of Employee’s obligations hereunder.

                      (e)           No term or condition set forth in this Release may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and the Chief Executive Officer of Vishay or another duly authorized officer of Vishay.

                      (f)           Any waiver by Vishay of a breach of any provision of this Release shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

                      (g)           Each covenant, paragraph and division of this Release is intended to be severable and distinct, and if any paragraph, subparagraph, provision or term of this Release is deemed to be unlawful or unenforceable, such a determination will not impair the legitimacy or enforceability of any other aspect of the Release.

IN WITNESS WHEREOF, the parties have executed this Release as of the date written above.

Date:	September 7, 2011
/s/ Lior Yahalomi
Lior E. Yahalomi

VISHAY INTERTECHNOLOGY, INC.

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